Exhibit 10.1

Contract No.: BJ20260910

Creditor's Rights Asset Transaction Contract

Name of Subject Matter:

Four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd.

Four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd.

Two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd.

Five creditor's rights held by Horgos Baosheng Advertising Co., Ltd.

September 2026

Transferor 1 (hereinafter referred to as "Party A1"): Beijing Baosheng Network Technology Co., Ltd.

Domicile: Room 4126, Floor 4, Building 4, Courtyard No. 49 Badachu Road, Shijingshan District, Beijing

Legal Representative: Gong Sheng

Tel.: [*]

Email: [*]

Transferor 2 (hereinafter referred to as "Party A2"): Beijing Baosheng Science and Technology Co., Ltd.

Domicile: Room A-0524, Floor 2, Building 3, Courtyard No. 30 Shixing Street, Shijingshan District, Beijing

Legal Representative: Gong Sheng

Tel.: [*]

Email: [*]

Transferor 3 (hereinafter referred to as "Party A3"): Baosheng Technology (Horgos) Co., Ltd.

Domicile: Room 212, Huace Industrial Park, No. 3-B-2 Kaiyuan Road, Corps Sub-district, Horgos Economic Development Zone, Ili Prefecture, Xinjiang

Legal Representative: Liu Xiaochun

Tel.: [*]

Email: [*]

Transferor 4 (hereinafter referred to as "Party A4"): Horgos Baosheng Advertising Co., Ltd.

Domicile: Rooms 508, 509 and 514, Floor 5, Dongfang Jinxiu, Plot B4, Central Area, Horgos Border Cooperation Center, Ili Prefecture, Xinjiang

Legal Representative: Liu Xiaochun

Tel.: [*]

Email: [*]

Transferee (hereinafter referred to as "Party B"): Guangzhou Nengren Advertising Co., Ltd.

Domicile: Room 243, Building 1, No. 6-2 Niuchong Street, Shixi, Tianhe District, Guangzhou

Legal Representative: Dui Danli

Tel.: [*]

Email: [*]

The above Transferor 1, Transferor 2, Transferor 3 and Transferor 4 are hereinafter collectively referred to as "Party A", and references to "Party A" in this Contract shall apply to each of the above Transferors.

Whereas:

1. Party A1 is an enterprise legal person established and lawfully existing under Chinese law on March 22, 2021, with Unified Social Credit Code: 91110107MA0213UU9F; Party A2 is an enterprise legal person established and lawfully existing under Chinese law on October 17, 2014, with Unified Social Credit Code: 911101073180232025; Party A3 is an enterprise legal person established and lawfully existing under Chinese law on January 2, 2020, with Unified Social Credit Code: 91659008MA7ACLN40A; Party A4 is an enterprise legal person established and lawfully existing under Chinese law on August 30, 2016, with Unified Social Credit Code: 91654004MA776TFK75;

2. The subject assets involved in this Contract are four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd. (TA2026BJ1006512), four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd. (TA2026BJ1006511), two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd. (TA2026BJ1006514), and five creditor's rights held by Horgos Baosheng Advertising Co., Ltd. (TA2026BJ1006513), totaling fifteen creditor's rights (hereinafter referred to as the "Subject Creditor's Rights").

3. Party B is a civil subject established and lawfully existing under Chinese law, with Unified Social Credit Code: 91440101MA5CX09UXW.

4. Beijing Baosheng Network Technology Co., Ltd. transfers four creditor's rights held by it, Beijing Baosheng Science and Technology Co., Ltd. transfers four creditor's rights held by it, Baosheng Technology (Horgos) Co., Ltd. transfers two creditor's rights held by it, and Horgos Baosheng Advertising Co., Ltd. transfers five creditor's rights held by it, and Party B intends to acquire the above Subject Creditor's Rights. Party A has entrusted China Beijing Equity Exchange Co., Ltd. (hereinafter referred to as "CBEX") to publicly disclose the transfer information in respect of the Subject Creditor's Rights and to organize transaction activities.

5. Both parties confirm that the Subject Creditor's Rights are non-performing creditor's rights, and Party A transfers them based on the status quo of the creditor's rights as of the Valuation Benchmark Date; the project information disclosure announcement period is the due diligence period, during which Party B has completed its own due diligence, has carefully read and fully acknowledged all contents disclosed for this project, fully understands and voluntarily and completely accepts the status quo and all defects of the Subject Creditor's Rights, and bears all uncertainty risks on its own.

In accordance with the provisions of the Civil Code of the People's Republic of China and other laws and regulations and the trading rules of CBEX, Party A and Party B, following the principles of voluntariness, fairness and good faith, through mutual consultation, have entered into this Creditor's Rights Asset Transaction Contract (hereinafter referred to as "this Contract") in respect of the transfer of the Subject Creditor's Rights as follows:

Article 1 Definitions and Interpretation

Unless otherwise agreed in this Contract, the following terms in this Contract shall have the following meanings:

1.1 CBEX: refers to China Beijing Equity Exchange Co., Ltd.

1.2 Subject Creditor's Rights: refers to all monetary creditor's rights and accessory rights thereto enjoyed by Party A as of the Valuation Benchmark Date against each debtor as listed in Appendix I "List of Subject Creditor's Rights" to this Contract.

1.3 Valuation Benchmark Date: refers to April 30, 2026.

1.4 Information Disclosure Announcement: refers to the asset transfer information disclosure announcement publicly released by CBEX in respect of this transfer starting from August 21, 2026, and all appendices thereto.

1.5 Transfer Price: refers to the consideration payable by Party B to Party A for acquiring the Subject Creditor's Rights.

1.6 Transaction Security Deposit: refers to the security deposit totaling RMB 2,562,000 paid by Party B to the account designated by CBEX as required by the Information Disclosure Announcement (of which: the security deposit for the project of four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd. is RMB 1,390,000; the security deposit for the project of four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd. is RMB 410,000; the security deposit for the project of two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd. is RMB 222,000; and the security deposit for the project of five creditor's rights held by Horgos Baosheng Advertising Co., Ltd. is RMB 540,000).

1.7 Asset Transaction Certificate: refers to the certificate issued by CBEX in respect of the asset transfer matter evidencing the on-exchange transaction of both parties.

1.8 Working Day: refers to a statutory working day in China, excluding statutory holidays and public rest days.

1.9 Calculation of Periods: the starting day shall not be counted, and the period shall commence from the next day; if the last day of a period is not a Working Day, it shall be extended to the first Working Day thereafter.

1.10 Including: means including but not limited to.

Article 2 Subject Creditor's Rights

2.1 The subject assets of this Contract are four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd., five creditor's rights held by Horgos Baosheng Advertising Co., Ltd., two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd., and four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd., i.e., 15 monetary creditor's rights enjoyed by Party A as of the Valuation Benchmark Date against 14 debtors, with a total principal of RMB 226,226,470.55 and interest of RMB 0. (Of which: the principal of the project of four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd. is RMB 25,948,688.59, with interest of RMB 0; the principal of the project of four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd. is RMB 83,313,765.92, with interest of RMB 0; the principal of the project of two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd. is RMB 31,870,250, with interest of RMB 0; and the principal of the project of five creditor's rights held by Horgos Baosheng Advertising Co., Ltd. is RMB 85,093,766.04, with interest of RMB 0.) The name of each debtor, the nature of the creditor's rights, the amount, the time of formation and the rights certificates are set out in detail in Appendix I "List of Subject Creditor's Rights", which is an integral part of this Contract.

2.2 The Subject Creditor's Rights have been appraised by Beijing Guirong Dingsheng Asset Appraisal Firm Co., Ltd., which issued the Asset Appraisal Report No. 2026 GR019 with the Valuation Benchmark Date as the valuation benchmark date, with an appraised value of RMB 8,561,500.

2.3 The Subject Creditor's Rights have no title certificates and do not involve title change registration procedures, and this transfer does not apply to the provisions concerning assets such as real property, ships, aircraft and motor vehicles that require title change registration. The rights basis for the Subject Creditor's Rights consists of documents such as the underlying contracts, orders, statements of account, invoices, settlement vouchers and Party A's book records between Party A and each debtor.

2.4 As of the date of signing of this Contract, the Subject Creditor's Rights have not been pledged or otherwise encumbered, have not been sealed up, frozen or subjected to other compulsory measures by judicial authorities, and there is no holder of a right of first refusal; none of the debtors has provided any collateral in respect of the Subject Creditor's Rights.

2.5 Party A transfers the Subject Creditor's Rights based on the status quo of the creditor's rights as of the Valuation Benchmark Date. Party B has fully known, understood and voluntarily assumed all risk warning matters set out under the item "Other Contents Requiring Disclosure" in the Information Disclosure Announcement.

2.6 From the day following the Valuation Benchmark Date, interest, liquidated damages and other fruits generated under the Subject Creditor's Rights and the accessory rights provided in Article 547 of the Civil Code of the People's Republic of China shall be transferred to Party B together with the Subject Creditor's Rights, and Party A shall not charge separate consideration therefor.

Article 3 Transfer Method

3.1 The transfer of the Subject Creditor's Rights under this Contract was publicly disclosed by CBEX on August 21, 2026. During the information disclosure period, only Party B, one qualified intended transferee, emerged, and the transaction was concluded by way of negotiated transfer, with Party B acquiring the Subject Creditor's Rights under this Contract in accordance with law.

3.2 Party B has paid the Transaction Security Deposit as required by the Information Disclosure Announcement, and the letter of commitment and other documents submitted by Party B in the course of acquiring the subject assets in accordance with the requirements of the asset transfer information disclosure announcement are integral parts of this Contract and have the same legal effect as this Contract.

Article 4 Transfer Price and Payment

4.1 The total Transfer Price is RMB (in words) Eight Million Five Hundred and Sixty-One Thousand Five Hundred Only, in figures: RMB 8,561,500. Of which:

the transfer price for the four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd. (TA2026BJ1006512) is RMB (in words) Four Million Six Hundred and Forty-Six Thousand Four Hundred Only, in figures: RMB 4,646,400);

the transfer price for the four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd. (TA2026BJ1006511) is RMB (in words) One Million Three Hundred and Sixty-Seven Thousand Six Hundred Only, in figures: RMB 1,367,600;

the transfer price for the two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd. (TA2026BJ1006514) is RMB (in words) Seven Hundred and Forty Thousand Only, in figures: RMB 740,000;

the transfer price for the five creditor's rights held by Horgos Baosheng Advertising Co., Ltd. (TA2026BJ1006513) is RMB (in words) One Million Eight Hundred and Seven Thousand Five Hundred Only, in figures: RMB 1,807,500.

4.2 The Transaction Security Deposit of RMB 2,562,000 already paid by Party B (of which: the security deposit for the project of four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd. is RMB 1,390,000; the security deposit for the project of four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd. is RMB 410,000; the security deposit for the project of two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd. is RMB 222,000; and the security deposit for the project of five creditor's rights held by Horgos Baosheng Advertising Co., Ltd. is RMB 540,000) shall automatically be converted into part of the first installment of the Transaction Price from the date of signing of this Contract.

4.3 The first installment of the Transaction Price is 50% of the Transfer Price (including the Transaction Security Deposit), i.e., RMB 4,280,750. (Of which: the first installment of the transaction price for the project of four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd. is RMB 2,323,200; the first installment of the transaction price for the project of four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd. is RMB 683,800; the first installment of the transaction price for the project of two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd. is RMB 370,000; and the first installment of the transaction price for the project of five creditor's rights held by Horgos Baosheng Advertising Co., Ltd. is RMB 903,750.) Party B shall, within 5 Working Days from the day following the date of signing of this Contract, remit in a single lump sum the balance of the first installment of the Transaction Price after deducting the Transaction Security Deposit, i.e., RMB 1,718,750 (of which: RMB 933,200 for the project of four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd.; RMB 273,800 for the project of four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd.; RMB 148,000 for the project of two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd.; and RMB 363,750 for the project of five creditor's rights held by Horgos Baosheng Advertising Co., Ltd.) into the settlement account designated by CBEX, with the time of receipt being decisive.

4.4 The remaining Transaction Price is 50% of the Transfer Price, i.e., RMB 4,280,750. (Of which: the remaining transaction price for the project of four creditor's rights held by Beijing Baosheng Network Technology Co., Ltd. is RMB 2,323,200; the remaining transaction price for the project of four creditor's rights held by Beijing Baosheng Science and Technology Co., Ltd. is RMB 683,800; the remaining transaction price for the project of two creditor's rights held by Baosheng Technology (Horgos) Co., Ltd. is RMB 370,000; and the remaining transaction price for the project of five creditor's rights held by Horgos Baosheng Advertising Co., Ltd. is RMB 903,750.) Party B shall, within 1 month from the date of signing of this Contract, remit the same in a single lump sum into the bank account designated by Party A, with the time of receipt being decisive. The collection account designated by Party A is: Account Name: Beijing Baosheng Network Technology Co., Ltd.; Bank: Bank of Hangzhou Co., Ltd., Beijing Shijingshan Cultural and Creative Sub-branch; Account No.: [*]. If Party A changes the collection account, it shall notify Party B in writing 3 Working Days in advance; where Party B pays to the account specified in this Article, it shall be deemed to have completed its payment obligation.

4.5 No separate interest shall accrue on the remaining Transaction Price from the effective date of this Contract until the date of actual payment in full; if Party B fails to pay on time, it shall bear liability for breach of contract in accordance with Article 10 of this Contract.

4.6 Party A and Party B agree that, within 3 Working Days after CBEX issues the Asset Transaction Certificate, Party A shall submit a fund transfer application to CBEX to transfer the first installment of the Transaction Price of RMB 4,280,750 to the account designated by Party A.

Article 5 Delivery and Transfer of Rights

5.1 Within 30 days after Party B pays all of the first installment of the Transaction Price into the settlement account designated by CBEX and CBEX issues the Asset Transaction Certificate, Party A shall deliver the relevant materials of the Subject Creditor's Rights to Party B, and Party B shall actively cooperate.

5.2 Party A shall deliver the rights certificates and relevant materials of the Subject Creditor's Rights actually held by it (originals or copies, as specified in the list) in accordance with Appendix I "List of Subject Creditor's Rights", and both parties shall sign an Asset Delivery Confirmation in respect of the delivery matter. Once the Asset Delivery Confirmation is signed by the authorized representatives of both parties, Party A shall be deemed to have fully and properly performed its delivery obligations.

5.3 Both parties confirm that Party A delivers the materials on an as-is basis and does not make any warranty as to the completeness, sufficiency or consistency of the materials, or that they are sufficient to support Party B in asserting rights, instituting litigation or applying for enforcement. If Party B discovers any omitted materials after completion of delivery, it may notify Party A in writing, and Party A shall, within 10 Working Days from the date of receipt of the notice, supplement and deliver to Party B the omitted materials actually held by it. Except where Party A has intentionally concealed information, Party B shall not, on the grounds of missing, omitted, copy-only or inconsistent materials, claim a reduction of the Transfer Price, rescission of this Contract, or require Party A to bear liability for breach of contract. Party A shall not be obliged to provide materials other than those listed in Appendix I.

5.4 If Party B refuses or delays acceptance without justified reason, or refuses to sign the Asset Delivery Confirmation, Party A shall be deemed to have completed its delivery obligations on the date of its written notice of delivery, and all consequences arising therefrom shall be borne by Party B.

5.5 Time of transfer of rights: the Subject Creditor's Rights shall transfer to Party B from the date on which Party B pays the entire Transfer Price in full. Prior thereto, Party A's delivery of materials shall not constitute a transfer of the Subject Creditor's Rights, and Party B shall not assert the Subject Creditor's Rights against any debtor in any manner, nor transfer or otherwise dispose of the Subject Creditor's Rights.

5.6 Attribution of recoveries after the Valuation Benchmark Date: from the day following the Valuation Benchmark Date until the date of transfer of the Subject Creditor's Rights, any amounts actually received by Party A in respect of the Subject Creditor's Rights shall be paid by Party A to Party B within 10 Working Days after the transfer of the Subject Creditor's Rights, the amount of the Subject Creditor's Rights shall be reduced accordingly, the Transfer Price shall not be adjusted, and Party A shall not bear interest on such amounts.

Article 6 Notice of Creditor's Rights Transfer and Exercise of Rights

6.1 Within 5 Working Days after Party B pays the entire Transfer Price in full, Party A shall issue to Party B a Notice of Creditor's Rights Transfer affixed with Party A's official seal, and Party B shall be responsible for serving it on each debtor, with the service matters and costs borne by Party B, and Party A providing necessary cooperation. If the notice cannot be served due to the debtor being missing, refusing acceptance, being deregistered or other reasons not attributable to Party A, it shall not constitute a breach by Party A, and Party A shall not bear any liability therefor. Before Party B pays the entire Transfer Price in full, Party A has the right not to issue the Notice of Creditor's Rights Transfer.

6.2 After the transfer of the Subject Creditor's Rights, Party B shall assert rights against the debtors in its own name and bear all costs and risks on its own. If Party B requires Party A's cooperation for collection, litigation, arbitration or enforcement (including change of parties, issuance of statements of circumstances, and provision of materials already in its possession), Party A shall cooperate within a reasonable scope, with relevant costs borne by Party B; Party A shall not be obliged to testify in court, provide originals beyond the list, or advance any expenses for Party B.

6.3 For any of the Subject Creditor's Rights in respect of which litigation or arbitration has already been instituted or enforcement proceedings have already commenced (if any, see the remarks column of Appendix I for details), Party B shall itself apply to the competent judicial authority for change of parties or change of the applicant for enforcement, and Party A shall provide necessary cooperation; if such application for change is not approved by the judicial authority, it shall not constitute a breach by Party A.

6.4 Party B shall exercise the Subject Creditor's Rights in compliance with law, shall not carry out illegal collection or acts infringing upon the lawful rights and interests of the debtors or third parties, and shall not conduct collection activities in Party A's name or prepare or issue any documents in Party A's name. All liabilities arising from Party B's acts shall be borne by Party B itself and shall have nothing to do with Party A; if Party A suffers losses or is held liable as a result, Party B shall fully compensate Party A.

6.5 Any increased performance costs arising from this creditor's rights transfer shall be borne by Party B.

Article 7 Transaction Service Fees and Taxes

7.1 Party A and Party B shall each, in accordance with the provisions of CBEX's fee measures, bear and pay to CBEX their respective transaction service fees for this transaction. Both parties confirm that Party A's transaction service fee shall not be deducted from the Transaction Price and shall be paid separately by Party A.

7.2 All taxes and fees arising from this transaction shall be borne by Party A and Party B respectively in accordance with the relevant provisions of national laws and regulations, and neither party may require the other party to bear, compensate or refund the same on its behalf.

7.3 If this transfer of the Subject Creditor's Rights does not fall within the scope of value-added tax, Party A shall not be obliged to issue a value-added tax invoice to Party B, and both parties shall use this Contract, the Asset Transaction Certificate and payment vouchers as the basis for financial bookkeeping; if the competent tax authority requires otherwise, both parties shall each handle the matter in accordance with its requirements.

Article 8 Representations and Warranties of Party A

8.1 Party A is an enterprise legal person established and validly existing under law, has the subject qualification to sign and perform this Contract, and has lawfully and validly obtained the internal decision-making and authorization procedures required for signing this Contract.

8.2 Party A has lawful, valid and complete right to dispose of the Subject Creditor's Rights under this Contract.

8.3 All certificates and materials submitted by Party A to Party B and CBEX for the purpose of signing this Contract were true and complete at the time of submission. Party A shall be responsible for the authenticity of the materials provided to the extent of its knowledge; Party A shall not bear liability for any inconsistency caused by reasons attributable to the debtors, third parties, or matters unknown to Party A at the time of submission.

8.4 Party A only warrants that the Subject Creditor's Rights truly exist as of the Valuation Benchmark Date and are lawfully enjoyed and disposable by Party A. Party A makes no express or implied warranty or undertaking in respect of the following matters:

(1) the credit status, business condition, willingness to repay and solvency of each debtor;

(2) the actual recoverable amount, recovery ratio, recovery time and recovery method of the Subject Creditor's Rights;

(3) whether the statute of limitations for the Subject Creditor's Rights has expired, and the outcome of litigation, arbitration or enforcement in which Party B asserts its rights;

(4) the completeness, sufficiency and probative force of the original vouchers under the Subject Creditor's Rights;

(5) the rights of defense and set-off that each debtor may enjoy and the results of their exercise.

The above risks shall be borne by Party B itself.

8.5 The Subject Creditor's Rights are all monetary creditor's rights. Both parties confirm that, pursuant to Article 545, Paragraph 2 of the Civil Code of the People's Republic of China, even if the underlying contract on which the Subject Creditor's Rights are based provides that they may not be transferred, such provision may not be asserted against Party B, and Party A shall not bear any liability to Party B due to the existence of a restriction on transfer in the underlying contract.

Article 9 Representations and Warranties of Party B

9.1 Party B is a civil subject established and validly existing under law, and its acquisition of the Subject Creditor's Rights complies with the provisions of laws and regulations; the internal decision-making and authorization procedures required for signing this Contract have been lawfully and validly obtained.

9.2 Party B has completed a comprehensive due diligence on the Subject Creditor's Rights on its own during the information disclosure announcement period (i.e., the due diligence period), has carefully read and fully acknowledged all contents disclosed for this project, fully understands and voluntarily and completely accepts the status quo and all defects of the Subject Creditor's Rights, and is willing to fully perform the transaction procedures and bear all uncertainty risks on its own.

9.3 Party B's acquisition of the Subject Creditor's Rights is its independent and true expression of intent, and it has not relied on any statement, forecast, evaluation, suggestion or warranty made by Party A or CBEX.

9.4 All certificates and materials submitted by Party B to Party A and CBEX for the purpose of signing this Contract are true, accurate and complete.

9.5 The funds used by Party B to acquire the Subject Creditor's Rights are from lawful sources, and there is no nominee holding, illegal fundraising or other circumstance violating laws and regulations.

Article 10 Liability for Breach of Contract

10.1 The effectiveness of this Contract shall be deemed to mean that Party B has, prior to signing, carefully read, fully understood and completely acknowledged all circumstances of the Subject Creditor's Rights, and voluntarily accepts their status quo and bears all risks relating thereto. If Party B, on the grounds of not understanding the status quo and defects of the Subject Creditor's Rights, or on the grounds that all or part of the Subject Creditor's Rights cannot be recovered, raises objections or commits acts including but not limited to refusing to pay the Transaction Price, refusing to cooperate with delivery, abandoning the acquisition, demanding rescission of this Contract, demanding return of the Subject Creditor's Rights, or demanding refund or reduction of the Transfer Price, it shall constitute a breach of contract. Party B shall pay Party A a one-time liquidated damages equal to 50% of the Transfer Price under this Contract, and shall bear all economic responsibilities and legal risks; if the losses caused to Party A exceed the liquidated damages, Party B shall also bear compensation liability for the excess portion.

10.2 If Party B fails to pay any installment of the Transaction Price within the period agreed in Article 4 of this Contract, it shall pay Party A liquidated damages at 0.05% of the overdue amount for each day of delay. If Party B's overdue payment exceeds 30 days, Party A has the right to rescind this Contract by written notice; if this Contract is rescinded, Party A has the right to directly deduct from all amounts already paid by Party B liquidated damages equal to 20% of the Transfer Price, as well as all losses incurred by Party A as a result (including transaction service fees paid, attorney fees, preservation fees, notarization fees, travel expenses, etc.), and the balance after deduction shall be refunded by Party A to Party B without interest within 30 days from the date of rescission of this Contract; if the deducted amount is insufficient to cover Party A's losses, Party A has the right to continue to recover from Party B.

10.3 If Party A fails to complete the delivery of the materials of the Subject Creditor's Rights within the period agreed in Article 5 of this Contract, it shall pay Party B liquidated damages at 0.03% of the Transfer Price under this Contract for each day of delay, and the cumulative liquidated damages shall not exceed 5% of the Transfer Price.

10.4 Both parties specifically confirm that: (1) the Subject Creditor's Rights are transferred on an as-is basis as of the Valuation Benchmark Date; (2) the Information Disclosure Announcement has fully disclosed all possible defects and risks of the Subject Creditor's Rights; and (3) Party B has completed due diligence and undertakes to voluntarily bear all uncertainty risks. Accordingly, Party B may not, on any grounds including that all or part of the Subject Creditor's Rights cannot be realized, the debtors deny the debts or exercise rights of defense or set-off, the debtors become bankrupt, are deregistered, have their licenses revoked, are missing or lose solvency, the statute of limitations has expired or partially expired, the underlying contracts or rights certificates are missing, are copy-only or inconsistent in content, or judicial procedures are not supported or enforcement is ruled to be terminated, claim rescission of this Contract, demand refund or reduction of the Transfer Price, demand that Party A repurchase the Subject Creditor's Rights, or require Party A to bear any liability for breach of contract or compensation.

Only where Party A intentionally conceals or makes false statements in respect of major matters actually known to it and not disclosed in the Information Disclosure Announcement, and such concealment or false statement directly results in a specific creditor's right of the Subject Creditor's Rights never having existed from the outset or never having belonged to Party A from the outset, shall Party B have the right to require Party A to refund the corresponding portion of the Transfer Price for that specific creditor's right in proportion to the share of its principal in the total principal of the Subject Creditor's Rights; other than that, Party A shall not bear any other liability.

10.5 Except in cases of Party A's intentional act or gross negligence, Party A's cumulative compensation liability (including liquidated damages) to Party B under this Contract shall not exceed the total Transfer Price actually received by Party A. Neither party shall be liable for the other party's indirect losses, loss of expected profits or loss of goodwill.

10.6 If this Contract is rescinded, the Subject Creditor's Rights already transferred to Party B shall automatically revert to Party A. Party B shall, within 3 Working Days from the date of rescission of this Contract, cooperate in handling the relevant formalities, issue written documents to each debtor withdrawing the notice of creditor's rights transfer, and return all delivered creditor's rights materials.

10.7 The breaching party shall bear all reasonable expenses incurred by the non-breaching party in realizing its creditor's rights, including but not limited to attorney fees, litigation/arbitration fees, property preservation fees, preservation guarantee fees, notarization fees, appraisal fees and travel expenses.

Article 11 Amendment and Rescission of the Contract

11.1 This Contract may be amended or rescinded upon mutual agreement of both parties.

11.2 A party may rescind this Contract under any of the following circumstances: (1) the purpose of this Contract cannot be achieved due to force majeure or reasons not attributable to either party; (2) the other party loses actual capacity to perform; (3) the other party commits a serious breach of contract such that the purpose of the Contract cannot be achieved; (4) other circumstances permitting unilateral rescission as agreed in this Contract or provided by laws and regulations.

11.3 Any amendment or rescission of this Contract shall be made in writing and filed with CBEX for record.

11.4 If this Contract is rescinded or terminated, Articles 10, 12, 13 and 14 shall remain effective.

Article 12 Notices and Service

12.1 The domicile, contact person, telephone and email address stated in the preamble of this Contract are the valid notice and service addresses of both parties. If either party changes the above information, it shall notify the other party in writing within 3 Working Days from the date of change; otherwise, the original address shall remain the valid service address.

12.2 If served by personal delivery, the date of receipt shall be the date of service; if served by courier, the third day from the date of mailing shall be deemed the date of service; if served by email, the date on which the email is successfully sent shall be deemed the date of service.

12.3 The above addresses shall also apply to the service of judicial documents in dispute resolution proceedings. If documents are not actually received due to inaccurate addresses, refusal to accept service, or failure to timely notify of changes, the corresponding legal consequences shall be borne by that party itself.

Article 13 Confidentiality

Both parties shall bear confidentiality obligations in respect of information relating to the other party and the subject project learned during this transaction, and shall not disclose it to third parties without the other party's written consent, except where disclosure is required by laws and regulations, regulatory authorities or the trading rules of CBEX. This Article shall survive the rescission or termination of this Contract.

Article 14 Governing Law and Dispute Resolution

14.1 This Contract and acts in this transaction shall be governed by the laws of the People's Republic of China.

14.2 Any dispute arising from the interpretation or performance of this Contract shall be resolved through negotiation between the parties; if negotiation fails, either party shall file a lawsuit with the competent people's court at the domicile of Party A in accordance with law.

Article 15 Effectiveness and Miscellaneous

15.1 This Contract shall be formed and become effective on the date on which both Party A and Party B affix their seals and their legal representatives or authorized representatives sign (or affix their seals).

15.2 After this Contract is signed, Party A shall file it with CBEX for record.

15.3 Any amendment or supplement to the contents of this Contract by both parties shall be made in writing and shall serve as an appendix to this Contract, having the same legal effect as this Contract.

15.4 The letter of commitment and other documents submitted by Party B in the course of acquiring the subject assets in accordance with the requirements of the asset transfer information disclosure announcement are integral parts of this Contract and have the same legal effect as this Contract. If this Contract is inconsistent with the Information Disclosure Announcement, the Information Disclosure Announcement shall prevail.

15.5 This Contract together with its appendices constitutes the entire agreement between the parties in respect of the transfer of the Subject Creditor's Rights, and supersedes all prior oral or written intentions, negotiations and undertakings reached between the parties on the same matter (except for the letter of commitment issued by Party B to Party A and CBEX).

15.6 This Contract is executed in four counterparts, with Party A and Party B each holding one, CBEX retaining one for record, and Party A retaining one additional counterpart for serving the notice of creditor's rights transfer on the debtors.

Appendices:

Appendix I List of Subject Creditor's Rights

(This page contains no text and is the signature page of the Creditor's Rights Asset Transaction Contract)

Transferor (Party A1): Beijing Baosheng Network Technology Co., Ltd. (Seal) Legal Representative or Authorized Representative (Signature):Gong Sheng	Transferor (Party A2): Beijing Baosheng Science and Technology Co., Ltd. (Seal) Legal Representative or Authorized Representative (Signature):Gong Sheng

Transferor (Party A3): Baosheng Technology (Horgos) Co., Ltd. (Seal) Legal Representative or Authorized Representative (Signature):Gong Sheng	Transferor (Party A4): Horgos Baosheng Advertising Co., Ltd. (Seal) Legal Representative or Authorized Representative (Signature):Gong Sheng

Transferee (Party B): Guangzhou Nengren Advertising Co., Ltd. (Seal) Legal Representative or Authorized Representative (Signature):Dui Danli

Place of Signing: Shijingshan District, Beijing

Date of Signing: September 14, 2026

Appendix I List of Subject Creditor's Rights

No.	Name of Debtor	Nature of Creditor's Rights	Principal of Creditor's Rights (RMB)
1	Beijing Hekai Qianyu Intelligent Technology Co., Ltd.	Advertising fees receivable	756,000.00
2	Beijing Zhijin Dapeng Education Technology Co., Ltd.	Advertising fees receivable	435,731.02
3	Hangzhou Kaikeba Technology Co., Ltd.	Advertising fees receivable	4,756,957.57
4	Nanjing Yunbei E-commerce Co., Ltd.	Security deposit	20,000,000.00
Subtotal (four)			25,948,688.59
5	Jiangxi Toujing Network Technology Co., Ltd.	Advertising fees receivable	7,727,855.92
6	Guangzhou Aiyou Information Technology Co., Ltd.	Advertising fees receivable	1,255,000.00
7	Shaoxing Xujing Network Technology Co., Ltd.	Advertising fees receivable	45,426,910.00
8	Chongqing Xuanjing Technology Co., Ltd.	Advertising fees receivable	28,904,000.00
Subtotal (four)			83,313,765.92
9	Beijing Yiling Shengshi Culture Media Co., Ltd.	Advertising fees receivable	16,685,650.00
10	Beijing Luoxiang Technology Co., Ltd.	Advertising fees receivable	15,184,600.00
Subtotal (two)			31,870,250.00

No.	Name of Debtor	Nature of Creditor's Rights	Principal of Creditor's Rights (RMB)
11	Shanghai Juniu Network Technology Co., Ltd.	Advertising fees receivable	49,500,000.00
12	Beijing Shitong Tianxia Information Technology Co., Ltd.	Advertising fees receivable	26,297,532.00
13	Chongqing Xuanjing Technology Co., Ltd.	Advertising fees receivable	4,872,400.00
14	Beijing Aipu New Media Technology Co., Ltd.	Advertising fees receivable	1,783,834.04
15	Anhui Yingxu Network Technology Co., Ltd.	Prepaid information service fees	2,640,000.00
Subtotal (five)			85,093,766.04
Total (fifteen)			226,226,470.55